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                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  January 27, 2003


                         FX ENERGY, INC.
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      (Exact name of registrant as specified in its charter)


     Nevada                             0-25386                87-0504461
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(State or other jurisdiction of  (Commission File Number)    (IRS Employer
incorporation or organization)                             Identification No.)


             3006 Highland Drive
                   Suite 206
             Salt Lake City, Utah                       84106
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    (Address of principal executive offices)          (Zip code)


                          (801) 486-5555
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       (Registrant's telephone number, including area code)


                               N/A
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      (Former name, former address, and formal fiscal year,
                  if changed since last report)





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                      ITEM 5.  OTHER EVENTS

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      FX Energy, Inc. has been successful in its bid for the exploration rights to approximately 553,000 acres located in the Rotliegendes sandstone trend of Poland's Permian Basin. The Company is working with the Ministry of the Environment in Poland to finalize the agreements that will give FX Energy 100% of the exploration rights in the new project area. The acreage, referred to as Fences III, is located approximately 30 miles south of FX Energy's Fences I and Fences II project areas.

      Several gas fields located on the acreage are excluded from the exploration acreage. These fields, discovered by the Polish Oil and Gas Company, or POGC, between 1967 and 1976, produced from both Rotliegendes sandstone and Zechstein limestone reservoirs and reportedly contained total reserves of over 700 billion cubic feet of gas. Extensive seismic and borehole data exists on Fences III confirming the presence of the Rotliegendes and Zechstein horizons throughout the entire acreage block. There has not been an exploration program on this acreage in 25 years.

       Based on the positive industry feedback received by FX Energy following the recent farmout of its Fences I project, management expects to bring experienced industry partners into FX Energy's Fences II and III project areas in the very near term. FX Energy plans to immediately begin reworking existing geophysical data, using technological advances in geophysical processing and interpretation that have been made during the last two decades. FX Energy believes this will help identify potential prospects within the project area, which should add to the value of the acreage before farmout terms are negotiated.

      A map of the Fences project areas is located at FX Energy's website at www.fxenergy.com. In addition to Fences III, FX Energy holds interests in four other project areas in Poland:

      . The Fences I project area covers approximately 265,000 acres in western Poland's Permian Basin. FX Energy holds a 49% interest subject to the right of CalEnergy Gas to earn half of that 49%. POGC holds 51%.

      . The Fences II (formerly called Poznan South) project area covers approximately 670,000 acres in western Poland's Permian Basin. FX Energy has a 49% interest in Fences II and POGC holds 51%.

      . The Pomerania project area covers approximately 2.2 million acres in western Poland's Permian Basin. FX Energy currently holds a 100% interest in the Pomerania project area except for one block of approximately 225,000 acres, where its interest is 74% and POGC holds 26%.

      . The Wilga project area covers approximately 250,000 acres in central Poland; FX Energy holds a 45% interest.

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      This report contains forward-looking statements.  Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2001 annual report on Form 10-K and other SEC reports.


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                            SIGNATURES

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  FX ENERGY, INC.
                                  Registrant



Dated:  January 27, 2003          By  /s/ Scott J. Duncan
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                                      Scott J. Duncan, Vice-President











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